SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to /Section/240.14a-11(c) or
         /Section/240.14a-12


                                 ASD GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]               No fee required.

[ ]               Fee computed on the table below per Exchange Act Rules
                  14a-6(i)(1) and 0-11.

                  (1) Title of each class of Securities to which transaction applies:
                  (2) Aggregate number of Securities to which transaction applies:
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  (4)      Proposed maximum aggregate value of transaction:
                  (5)      Total fee paid:

[ ]               Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                                 ASD GROUP, INC.
                                1 INDUSTRY STREET
                          POUGHKEEPSIE, NEW YORK 12603



                                                                  March 2, 1999


Dear Stockholder:


         You are cordially invited to attend the annual meeting of the stockholders of ASD Group, Inc., a Delaware corporation (the "Company"), to be held at 152 West 57th Street, 7th Floor, New York, New York 10019, on March 15, 1999, at 10:00 a.m., Eastern Time.

         At the meeting, you will be asked to consider and ratify the terms of a financial restructuring (the "Restructuring") pursuant to which the Company restructured certain of its indebtedness and obtained a capital infusion pursuant to (i) the Securities Purchase Agreement ("Purchase Agreement") dated June 26, 1998 by and among the Company, the parties listed on Schedule 1 to the Purchase Agreement, and Gary D. Horne, (ii) Subscription Agreements entered into with three investors in November 1998 (the "November 1998 Subscription Agreements"), and (iii) Subscription Agreements which are expected to be entered into on or before March 31, 1999 (the "March 1999 Subscription Agreements"). You will also be asked to consider and vote upon an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from an aggregate of 10,000,000 shares to an aggregate of 50,000,000 shares (the "Capital Amendment"), the election of five directors for the coming year and the appointment of Deloitte & Touche LLP as the Company's auditors. The attached Proxy Statement describes the proposed Restructuring in detail and provides additional pertinent information about the Purchase Agreement, the Subscription Agreements and the other Restructuring documents. YOU ARE URGED TO CAREFULLY READ THE FULL TEXT OF THE PROXY STATEMENT AND ITS EXHIBITS.

         Pursuant to the Purchase Agreement, the investors agreed to purchase shares of the Company's Common Stock, Series A Stock, Series B Stock and Warrants (as defined below). On July 1, 1998, the investors purchased 392,017 shares of Common Stock (the "Shares"), 215,909 shares of Series A Convertible Preferred Stock ("Series A Stock"), 330,799 shares of Series B Convertible Preferred Stock ("Series B Stock") and five-year warrants to purchase an additional 4,000,000 shares of Common Stock at an exercise price of $.75 per share (the "Warrants") for $1,500,000. Thereafter, the Company consummated the sale of an additional 137,000 shares of Series A Stock for $548,000 (together with the securities sold July 1, 1998, the "Initial Financing"). Additionally, pursuant to the November 1998 Subscription Agreements, the Company sold 825 shares of Series D Convertible Preferred Stock ("Series D Stock") to three investors for $825,000. Moreover, prior to the meeting, pursuant to the March 1999 Subscription Agreements the Company expects to sell up to 1,500 shares of Series E Convertible Preferred Stock ("Series E Stock") to raise up to an additional $1,500,000. Upon approval of the Restructuring and the Capital Amendment, the Series A Stock, Series B Stock, Series D Stock and Series E Stock (assuming all the shares of Series E stock offered are sold) become convertible into approximately 10,634,096 shares of Common Stock (based on a current market price of $.75 per share of Common Stock). Moreover, pursuant to the warrants, the investors will have the right to purchase an additional 4,000,000 shares of Common Stock for a period of five years commencing the date the Restructuring and Capital Amendment are approved by the Company's stockholders.


         As part of the Restructuring, the Company reached agreement with PNC Bank, National Association ("PNC Bank"), Bankers Trust Company ("Bankers Trust") and a group of private noteholders (the "Noteholder Group"), its three primary lenders, to restructure the Company's outstanding indebtedness. As part of the agreement with the Noteholder Group, $880,000 in debt was converted into shares of Series C Convertible Preferred Stock (the "Series C Stock"). Upon approval of the Restructuring and Capital Amendment, the Series C Stock will automatically convert into approximately 734,610 shares of Common Stock, subject to adjustment.

         In addition to the foregoing, holders of outstanding warrants to purchase an aggregate of 118,126 shares of Common Stock exercisable at $2.69 per share agreed to exchange these warrants for new warrants to purchase 381,818 shares at $1.50 per share. The Restructuring would have triggered anti-dilution provisions of the outstanding warrants resulting in such warrants representing the right to purchase at least 478,198 shares at an exercise price of less than $.75 per share.

         As previously disclosed, commencing the third quarter of the fiscal year ended June 26, 1998 ("Fiscal 1998"), the Company's sales have been adversely affected by a reduction in orders by several customers, principally those in the Asian market. As a result, the Company was experiencing cash flow problems and did not have sufficient capital to meet its current operating obligations. As a result of the Company's financial situation, the Company has experienced difficulties maintaining existing and obtaining new credit relationships with its vendors and difficulties with existing and prospective customers. Prior to the Restructuring, the Company was in default of certain covenants governing its debt agreements.

         The Company expects operating losses to continue at least through June 25, 1999. For the quarter ended December 25, 1998, the Company reported net losses of approximately $3,000,000. These losses result from, among other things, an inventory write-off of $1,500,000 taken in the quarter ended December 25, 1998. In addition, during December 1998, the Company made a decision to sell the Grand Avenue facility which is currently idle as part of its financial plan to reduce debt and increase equity. However, the Company does not have any written contract for a sale of the property at this time. The amount of the impairment in the carrying value of the Grand Avenue facility was charged to operations in the quarter ended December 25, 1998.

         The Company may require additional capital notwithstanding the money raised as part of the Restructuring. Management believes the Company will be in a better position to raise additional capital after the consummation of the Restructuring, although there can be no assurance that this will be the case. If the Proposals 1 and 2 (the Restructuring and Capital Amendment) are not approved, the Company will be forced to repurchase the shares of Convertible Preferred Stock. Should this occur, the Company will probably not have the resources to repurchase these shares. Moreover, even if the Company did have the capital to repurchase such shares, the Company would probably once again be in default of covenants under its debt agreements, would be unable to meet its current operating obligations and might be required to seek bankruptcy protection.

         In addition, the Company received notice from The Nasdaq Stock Market on February 23, 1999 that the Nasdaq Listings Qualifications Panel determined to delist the Company's Common Stock from The Nasdaq Stock Market effective February 23, 1999. The Company failed to meet two requirements for continued listing on The Nasdaq SmallCap Market. The Company has requested a review of this decision by the Nasdaq Listing and Hearing Review Council. In the interim, the Common Stock is being quoted on the OTC Bulletin Board and management continues its efforts to reduce liabilities and increase stockholders' equity. Management hopes to be able to demonstrate compliance with The Nasdaq SmallCap Market maintenance requirements and have a plan for sustained compliance by the time this decision is reviewed by the Hearing Review Council. However, no assurance can be given that the Company will be able to achieve compliance or that the Nasdaq Hearing Review Council will agree to re-list the Company's Common Stock on The Nasdaq Stock Market.

         Finally, the Board believes that the Company will benefit from the new management to be provided by the newly-appointed directors. Notwithstanding the dilutive effect of the Restructuring and the investors' ability to exercise a controlling influence on the Company, the Restructuring will still permit current stockholders to participate in any future growth and profitability of the Company and in its efforts to realize long-term value for stockholders.


         THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE RESTRUCTURING AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE RESTRUCTURING AND EACH OF THE OTHER PROPOSALS TO BE CONSIDERED AND VOTED UPON AT THE SPECIAL MEETING.

         In proposing the Restructuring to the Company's stockholders, the Board considered, among other factors, the fairness opinion requested by the Company of H.J. Meyers & Co., Inc. ("H.J. Meyers"), the underwriter of the Company's initial public offering, which rendered its opinion that the Initial Financing was a reasonable alternative when considered with other likely alternatives available to the Company. In consideration for preparing the fairness opinion, the Company paid H.J. Meyers a $25,000 fee and agreed to amend the terms of the 94,500 underwriters' warrants currently held by H.J. Meyers to lower the exercise price from $8.3375 per share to $1.50 per share. In addition, the Company agreed to issue to H.J. Meyers 10,000 shares of the Company's Common Stock. A copy of the opinion of H.J. Meyers is annexed to the Proxy Statement as Exhibit C. The Board also considered that despite significant efforts to access additional capital, no alternative source of financing was available to the Company other than as described.

         The enclosed Proxy Statement contains a great deal of detailed information regarding the Restructuring, the Purchase Agreement and the Subscription Agreements, the parties involved and the process leading to the Purchase Agreement and the Subscription Agreements. We urge you to carefully consider all of the material in the Proxy Statement and the exhibits thereto and to execute and return the enclosed form of proxy as soon as possible, whether or not you expect to attend the meeting. A failure to vote, either by not returning the enclosed proxy card or by checking the "Abstain" box on the proxy card, will have the same effect as a vote against approval of the Restructuring.


                                                     Very truly yours,


                                                     /s/ JAY H. SOLOMONT
                                                     --------------------------
                                                     Jay H. Solomont
                                                     Chairman of the Board

                                 ASD GROUP, INC.
                                1 INDUSTRY STREET
                          POUGHKEEPSIE, NEW YORK 12603

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                ON MARCH 15, 1999


                          ----------------------------


To the Stockholders of ASD Group, Inc.:


         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of ASD Group, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 152 West 57th Steeet, 7th Floor, New York, New York 10019, on Monday, March 15, 1999, at 10:00 a.m., Eastern Time, for the following purposes:

         (1) To consider and vote upon approval of the terms of a financial restructuring (the "Restructuring") pursuant to which the Company restructured certain of its indebtedness and obtained a capital infusion pursuant to (i) the Securities Purchase Agreement ("Purchase Agreement") dated June 26, 1998 by and among the Company, the parties listed on Schedule 1 to the Purchase Agreement and Gary D. Horne; (ii) Subscription Agreements entered into with three investors in November 1998 (the "November 1998 Subscription Agreements"); and (iii) Subscription Agreements which are expected to be entered into on or before March 31, 1999 (the "March 1999 Subscription Agreements"), all as described in the accompanying Proxy;


         (2) To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from 10,000,000 shares to 50,000,000 shares (the "Capital Amendment");

         (3) To elect five directors to the Company's Board of Directors for the ensuing year;

         (4) To consider and vote upon an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 60,000 shares to 350,000 shares;


         (5) To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending June 25, 1999; and


         (6) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on February 19, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.


                                              By Order of the Board of Directors

                                              Kevin Homon
                                              SECRETARY


Poughkeepsie, New York
March 2, 1999



         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE WITHOUT DELAY. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                 ASD GROUP, INC.

                          ----------------------------

                                 PROXY STATEMENT



              FOR THE MARCH 15, 1999 ANNUAL MEETING OF STOCKHOLDERS


                          ----------------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished by ASD Group, Inc., a Delaware corporation (the "Company"), to the holders of the Company's outstanding common stock, par value $.01 per share (the "Common Stock"), in connection with the solicitation of proxies by the Company's Board of Directors for use at an Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Eastern Time, on Monday, March 15, 1999, at 152 West 57th Street, 7th Floor, New York, New York 10019 (the "Meeting"), and at any adjournment or postponement thereof.

         The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is March 2, 1999. The Company's principal executive offices are located at 1 Industry Street, Poughkeepsie, New York 12603, and its telephone number is (914) 452-3000.



                          INFORMATION CONCERNING PROXY

         The enclosed Proxy is solicited on behalf of the Company's Board of Directors (the "Board"). The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed Proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed Proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expense in so doing.

         IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                             PURPOSES OF THE MEETING

         At the Meeting, the Company's stockholders will consider and vote upon the following matters:


         (1) To consider and vote upon approval of the terms of a financial restructuring (the "Restructuring") pursuant to which the Company restructured certain of indebtedness and obtained a capital infusion pursuant to (i) the Securities Purchase Agreement (the "Purchase Agreement") dated June 26, 1998 by and among the Company, the parties listed on Schedule 1 to the Purchase Agreement and Gary D. Horne; (ii) Subscription Agreements entered into with three investors in November 1998 (the "November 1998 Subscription Agreements"); and (iii) Subscription Agreements which are expected to be entered into on or before March 31, 1999 (the "March 1999 Subscription Agreements"), as described in this Proxy Statement;


         (2) To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, from 10,000,000 shares to 50,000,000 shares (the "Capital Amendment");

         (3) To elect five directors to the Company's Board of Directors for the ensuing year;

         (4) To consider and vote upon an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 60,000 shares to 350,000 shares;


         (5) To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending June 25, 1999; and


         (6) To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.


         Upon approval of Proposals 1 and 2, the shares of Series A Convertible Preferred Stock (the "Series A Stock"), Series B Convertible Preferred Stock (the "Series B Stock"), Series C Convertible Preferred Stock (the "Series C Stock"), and Series D Convertible Preferred Stock ("Series D Stock") issued and the shares of Series E Convertible Preferrerd Stock ("Series E Stock") to be issued pursuant to the March 1999 Subscription Agreements become convertible into an aggregate of approximately 11,368,706 shares of Common Stock (based on a current market price of $.75 per share of Common Stock). Assuming conversion of the preferred stock, the stockholders who currently own 100% of the Company's issued and outstanding Common Stock will own 15.47% of the issued and outstanding Common Stock.

         If stockholder approval is not obtained for Proposals 1 and 2 by June 26, 1999, the holders of the Series A Stock and Series B Stock will have the option to require the Company to repurchase the shares of Series A Stock and Series B Stock purchased by them at a price equivalent to the purchase price plus 12% per annum (prorated over the period such shares are outstanding). If stockholder approval is not obtained for Proposals 1 and 2 by June 26, 1999, the holders of the Series C Stock will have the option to require the Company to repurchase the shares of Series C Preferred Stock at a purchase price equivalent to their stated value of $10 per share. The holders of the Series D Stock and Series E Stock will have the option to require the Company to repurchase the shares purchased by them at a price equivalent to the stated value of $1,000 per share (subject to adjustment), if stockholder approval of Proposals 1 and 2 is not obtained by the date that is one year from the date the shares were purchased. The shares were purchased between November 1998 and March 1999.


         Unless contrary instructions are indicated on the enclosed Proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted FOR Proposals 1, 2, 3, 4 and 5. If a stockholder specifies a different choice by means of the enclosed Proxy, his shares will be voted in accordance with the specification so made. The Board does not know of any other matters that may be brought before the Meeting. If any other matter should come before the Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS



         The Board has set the close of business on February 19, 1999, as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the meeting. As of the Record Date, there were 2,079,934 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Meeting. The Common Stock is the only class of securities of the Company entitled to vote, each share of Common Stock being entitled to one noncumulative vote.


         A majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date, or 1,039,968 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting is required to pass upon the proposal to approve the Restructuring. The affirmative vote of a majority of the Company's issued and outstanding shares of Common Stock is required to pass upon the proposal to approve the Capital Amendment. Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote, and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter, and thus is not considered when counting votes cast on the matter.

         In connection with the Restructuring, certain executive officers and principal stockholders of the Company, who hold an aggregate of 538,872 shares of Common Stock, have agreed to vote their respective shares of Common Stock for each of the proposals presented at the Meeting and for the named nominees for election as directors. In addition, Peter Zachariou, an investor pursuant to the Purchase Agreement, purchased 392,017 shares of Common Stock as part of the Restructuring and has indicated that he will vote his shares of Common Stock in favor of each of the proposals presented at the Meeting (other than Proposal 1, on which he will not vote in accordance with the interpretation by the National Association of Securities Dealers, Inc. of the rules of The Nasdaq Stock Market, Inc. ("Nasdaq")). Such persons hold an aggregate of 930,889 shares of Common Stock as of the Record Date, or approximately 44.8% of the Company's issued and outstanding Common Stock.


         A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 1 Industry Street, Poughkeepsie, New York 12603, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                          BENEFICIAL SECURITY OWNERSHIP


         The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined in "Executive Compensation-Summary Compensation Table"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than 5% of the outstanding Common Stock other than as set forth in the following table. With respect to the total number of shares issued and outstanding, the information provided assumes that all of the Company's shares of Series A Stock, Series B Stock and Series C Stock, which are automatically convertible upon receipt of stockholder approval of Proposals 1 and 2, are converted.

                                                                     PERCENTAGE
NAME AND ADDRESS                           NUMBER OF SHARES          OF CLASS
OF BENEFICIAL OWNER (1)                    BENEFICIALLY OWNED (2)    OUTSTANDING
-----------------------                    ----------------------    -----------
Peter C. Zachariou(3)                            3,200,002               26.7%
Jay H. Solomont (4)                              2,500,000               20.8
Robert W. Lichtman                                       0                0
Thomas H. Lenagh                                         0                0
Jan M. Winston                                           0                0
Mark Karasick                                            0                0
All directors and executive officers as a        5,700,002               43.8
group (6 persons) (5)

5% OR GREATER HOLDERS
Regina Miler(6)                                    881,818                8.0
Lubin  17/5 B
Hodera, Israel 38401


Lemsford Limited (7)(8)                            700,000                6.0
16 Rue de le Felisserie
Casa Postale #3501
1211 Geneva 3, Switzerland

Corommandel Limited (7)(9)                         700,000                6.0
16 Rue de le Felisserie
Casa Postale #3501
1211 Geneva 3, Switzerland

------------------------
(1) The business address of all directors and executive officers of the Company is c/o the Company, 1 Industry Street, Poughkeepsie, New York 12603.

(2) The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes of calculating beneficial ownership and voting power, shares of Common Stock underlying options, warrants and other rights to acquire Common Stock exercisable within 60 days are included.

(3) Includes (i) shares of Common Stock issuable upon exercise of warrants owned by Mr. Zachariou and (ii) shares of Common Stock issuable upon conversion of shares of Series B Stock owned by Mr. Zachariou.

(4) Includes (i) shares of Common Stock issuable upon exercise of warrants owned by Cameron Worldwide Ltd. ("Cameron") and (ii) shares of Common Stock issuable upon conversion of shares of Series B Stock owned by Cameron.

(5) Includes shares of Common Stock issuable upon exercise of warrants and conversion of Series B Stock described in Notes (3) and (4).

(6) Includes shares of Common Stock issuable upon conversion of shares of Series A Stock and Series B Stock owned by Ms. Miler.

(7)      Represents shares of Common Stock issuable upon exercise of warrants.

(8) The beneficial owner of Lemsford Limited is Patricia Walsh. NWT Directors Limited is the director and officer. Lemsford Limited is not affiliated with Corommandel Limited.

(9) The beneficial owner of Corommandel Limited is David Lean. Ian Williamson and Morris Evans are the directors and officers. Corommandel Limited is not affiliated with Lemsford Limited.

                                   PROPOSAL 1

                          APPROVAL OF THE RESTRUCTURING

GENERAL

         Effective June 26, 1998, the Company consummated the Restructuring whereby the Company restructured certain of its indebtedness and obtained an immediate capital infusion of $1,500,000 providing the Company with much needed working capital. Pursuant to the Purchase Agreement, the investors agreed to purchase $1,900,000 of the Company's Common Stock, Series A Stock, Series B Stock and Warrants. Effective June 26, 1998, the Company sold 392,017 shares of Common Stock (the "Shares"), 215,909 shares of Series A Stock, 330,799 shares of Series B Stock and five-year warrants to purchase 4,000,000 shares of Common Stock at an exercise price of $.75 per share (the "Warrants") to the Purchasers for $1,500,000. Thereafter, the Company consummated the sale of an additional 137,000 shares of the Series A Stock for $548,000. Additionally, the Company sold 825 shares of Series D Stock to additional investors for $825,000. Finally, the Company expects to consummate the sale of up to 1,500 shares of Series E Stock on or before March 31, 1999.

         As part of the Restructuring, the Company reached agreements with PNC Business Credit Bank ("PNC Bank"), Bankers Trust Company ("Bankers Trust") and a group of private noteholders (the "Noteholder Group"), its three primary lenders, to restructure its outstanding indebtedness. As part of the agreement with the Noteholder Group, $990,000 in debt was converted into 73,461 shares of Series C Stock. In addition, two of the Company's existing management directors, Gregory Horne and Stanley F. Zuk, resigned and three new directors, Peter C. Zachariou, Mark Karasick and Jay H. Solomont, were appointed to the Board bringing the total number of directors to six. Mr. Gary Horne subsequently resigned as an executive officer and director of the Company.

         Upon approval of Proposals 1 and 2, each share of Series A Stock, Series B Stock and Series C Stock will automatically convert into Common Stock at the rate of ten shares of Common Stock for each share of Convertible Preferred Stock. Upon approval of Proposals 1 and 2, each share of Series D Stock and Series E Stock become convertible into Common Stock at the rate of one share for every $1.00 in stated value divided by seventy percent (70%) of the average market price of the Common Stock for the five trading days immediately prior to the conversion date.

TERMS OF THE RESTRUCTURING

         THE CAPITAL INFUSION

         INVESTMENT. Pursuant to the Purchase Agreement, effective June 26, 1998, the Company sold to investors the Shares, the Series A Stock, the Series B Stock and the Warrants for $1,500,000 and, as part of the same transaction, the Company subsequently consummated the sale of an additional 122,500 shares of the Series A Stock for $548,000. Pursuant to the Subscription Agreements, the Company sold to three additional investors the Series D Stock for $825,000. In addition, the Company expects to consummate the sale of up to 1,500 shares of Series E Stock for up to $1,500,000 in the aggregate on or before March 31, 1999. Upon approval of the Restructuring and the Capital Amendment, the Series A Stock and Series B Stock will automatically convert into Common Stock at the rate of ten shares of Common Stock for each share of Series A Stock and Series B Stock (subject to adjustment under certain circumstances). Upon approval of the Restructuring and Capital Amendment, the Series D Stock and Series E Stock become convertible into Common Stock at the rate of one share for every $1.00 in stated value divided by seventy percent (70%) of the average market price of the Common Stock for the five trading days immediately prior to the conversion date (subject to adjustment under certain circumstances). The Company will account for any difference between fair market value of the underlying Common Stock, as determined by an independent appraisal, and the issuance price as additional paid in capital. Upon and assuming conversion of the Series A Stock, Series B Stock, Series D Stock and Series E Stock (assuming all shares of Series E Stock offered are sold), the investors will own approximately 10,634,096 shares of Common Stock (based on a current market price of $.75 per share of Common Stock) and Warrants to purchase an additional 4,000,000 shares of Common Stock. If stockholder approval of Proposals 1 and 2 is not obtained by June 26, 1999, the holders of Series A Stock and Series B Stock will have the option to require the Company to repurchase the shares purchased by them at a price equivalent to the purchase price plus 12% per annum (prorated over the period such shares are outstanding). The holders of Series D Stock and Series E Stock will have the option to require the Company to purchase the shares purchased by them at a price equivalent to the stated value of $1,000 per share (subject to adjustment), if stockholder approval of Proposals 1 and 2 is not obtained by the date that is one year from the date the shares were purchased. The shares were purchased between November 1998 and March 1999.

         Holders of the Series A Stock, Series B Stock, Series D Stock and Series E Stock are entitled to receive dividends, when, as and if declared by the Company's Board of Directors, at a rate of 6%, 4%, 3% and 3% per annum, respectively. Holders of the Series A Stock, Series B Stock, Series D Stock and Series E Stock have no voting rights. The Series A Stock and Series B Stock each has a liquidation preference of $10.00 per share. The Series D Stock and Series E Stock each has a liquidation preference of $1,000 per share.

         Copies of the Purchase Agreement and form of Subscription Agreement are annexed to this Proxy Statement as Exhibit A and Exhibit B, respectively, and the summaries of the terms thereof are qualified in their entirety by reference to the specific provisions of the Purchase Agreement and the Subscription Agreement.



         REGISTRATION RIGHTS. Pursuant to the Subscription Agreements, the Company agreed to file with the Securities and Exchange Commission (the "Commission") a registration statement registering the re-sale of the Shares and the shares of Common Stock into which the Convertible Preferred Stock are convertible, and the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the "Registrable Securities"), and to use its best efforts to cause such registration statement to become effective as soon as practicable. The Registration Statement was filed on February 1, 1999. The Company also agreed to grant the holders of the Registrable Securities piggy-back registration rights with respect to the Registrable Securities.

         With respect to the Registrable Securities held by the purchasers of Series D Stock, since the Registration Statement was not filed by January 2, 1999, the conversion rate will be adjusted to increase the number of shares issuable upon conversion of the Series D Stock by 5% if the Registration Statement is not declared effective within 45 days of the date such Registration Statement is filed i.e. by March 17, 1999, the conversion rate shall be adjusted to increase the number of shares issuable upon conversion of the Series D Stock by an additional 5%.


         CORPORATE GOVERNANCE MATTERS. On June 26, 1998, Stanley F. Zuk and Gregory Horne resigned from their positions as members of the Board. The remaining members of the Board appointed to the Board three individuals designated by the purchasers of the Series A Stock and Series B Stock, Mark Karasick, Jay Solomont and Peter Zachariou, and agreed to use their best efforts to cause the election to the Board of such appointees, to serve until the next annual meeting of the Company's stockholders in accordance with the Bylaws of the Company. The Board also adopted a corporate resolution fixing the size of the Board at six members and agreed not to increase the size until after the annual meeting of stockholders. Peter Zachariou was also elected President of the Company.

         EMPLOYMENT AGREEMENTS. In connection with the Restructuring, the Company entered into Amendments to the employment agreements of Gary D. Horne, the Company's Chairman of the Board and Chief Executive Officer, and Stanley F. Zuk, the Company's President (jointly, the "Executives"). Pursuant to these Amendments, the Executives agreed to amend the terms of their existing Employment Agreements from three-year agreements expiring December 1, 1999 to one-year agreements expiring June 26, 1999. The Executives also agreed to a reduction in their compensation (one-half of their original salary) until the earlier of (a) the conversion of the Convertible Preferred Stock or (b) the Company achieving three consecutive profitable months of operations.

         Prior to the Restructuring, Gary D. Horne had advanced to the Company an aggregate of $82,000 for working capital purposes. Simultaneously with entering into the Purchase Agreement and Amendments to Employment Agreements, the Company entered into a promissory note with Mr. Horne in the amount of $82,000. Principal and interest payments of $10,000 shall be payable monthly commencing July 15, 1998, and until the month after the Company has three consecutive quarters of profitability (i.e. has income before income taxes as opposed to a loss before income taxes). Thereafter, the balance of the principal sum and interest due under the note shall be payable in equal monthly installments over a three-year period.

         The Company also amended and restated the promissory note payable to Gary D. Horne in the amount of $658,557 with respect to advances previously made by Gary D. Horne. Pursuant to the Amended and Restated Promissory Note, interest is payable monthly commencing January 1, 1998. Principal shall be payable monthly commencing January 1, 2001 with the entire principal sum being due January 1, 2003.

         In addition, in connection with the Restructuring, the Company entered into a one-year Employment Agreement with Gregory Horne, a Department Manager. The Employment Agreement provides for a base salary of $75,000 per year and contains confidentiality, non-competition and non-disclosure provisions.


         The Purchase Agreement and the Subscription Agreements contain customary representations and warranties with respect to, among other things, good standing, due authorization, enforceability, noncontravention, absence of material litigation, business, capitalization, accuracy of financial statements and securities filings, real and personal property, accounts receivable, accounts payable, inventory, intellectual property and material contracts. The Company also covenanted, among other matters, to (i) maintain and carry on its business in the ordinary course consistent with past practices, (ii) appoint the investors' nominees to the Board, (iii) prepare and file a proxy statement with respect to a meeting of stockholders to approve the Restructuring, (iii) submit to Peter C. Zachariou, for a period of six months, a schedule for the payment of accounts payable and (iv) furnish to the investors all reports filed with the Commission.


         INDEMNIFICATION. The Company and Gary D. Horne agreed to jointly and severally indemnify the Purchasers and their affiliates against losses arising out of the breach of any of the warranties and representations in the Purchase Agreement (subject to certain baskets and caps) occurring within one year of the date of the Purchase Agreement. Mr. Horne agreed to secure his indemnification agreement through an offset against the promissory notes payable to Mr. Horne and by escrowing 85,718 shares of his Common Stock.

         PNC BANK RESTRUCTURING

         Prior to the Restructuring, ASD's sales had been adversely affected by a reduction in orders by several customers, principally those in the Asian market. As a result, the Company was no longer in compliance with the covenants governing its existing credit facility with certain lenders (the "Lenders") and PNC Bank, as agent for the lenders ("PNC"). Accordingly, as part of the Restructuring, the Company entered into an agreement with the Lenders with respect to advances under the revolving credit facility and the defaults (the "PNC Agreement").

         The Lenders agreed to waive any and all rights they may have by virtue of any defaults arising under the credit facility, including the right to the payment of a default rate of interest. In addition, the Lenders agreed to continue to provide financing to the Company notwithstanding these prior defaults.

         The Lenders agreed that, upon review of projections submitted by the Company, to increase the maximum credit limit from $4,500,000 to $8,750,000. The Lenders also agreed to negotiate, in good faith, a restructuring of the Company's credit facility by September 26, 1998. If no new agreement is reached by September 26, 1998, the Lenders nevertheless agreed that the credit facility will remain in place at least through June 23, 2000. No formal written agreement was reached with PNC with respect to a restructuring of the credit facility.

         In consideration for the foregoing, PNC Bank received a warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.75 per share. The warrants contain anti-dilution provisions providing for adjustments to the number of shares issuable upon exercise of the warrants and the exercise price under certain conditions. The warrants also grant to PNC Bank registration rights.

         A copy of the PNC Agreement is annexed to this Proxy Statement as Exhibit C and the summary of the terms thereof is qualified in its entirety by reference to the specific provisions of the PNC Agreement.

         BANKERS TRUST RESTRUCTURING


         Prior to the Restructuring, the Company was indebted to Bankers Trust Company ("Bankers Trust") in the amount of $2,751,133 in principal and unpaid interest and in default under the existing loan agreement. As part of the Restructuring, the Company and Bankers Trust entered into the Option and Forbearance Agreement dated June 26, 1998 (the "Option Agreement") whereby the Company paid Bankers Trust $250,000 in exchange for Bankers Trust agreeing to defer the balance of the outstanding principal amount owed Bankers Trust until March 17, 1999. Bankers Trust will either (i) be paid $1,500,000 on or before March 17, 1999 in satisfaction of all amounts due, or (ii) in exchange for a payment of $100,000, grant the Company another extension to September 26, 1999, at which time the Company will be required to pay Bankers Trust $1,550,000 in satisfaction for all amounts due. Pursuant to the Option Agreement, the Company is not required to make payments of principal and interest to Bankers Trust during this period, although the amounts owing will continue to accrue interest. If, however, Bankers Trust is not paid in full by such time, the total outstanding indebtedness will automatically revert back to the current amount owed, plus any accrued but unpaid interest. Pursuant to the Option Agreement, upon payment of the option price described above, the five-year warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of $4.50 per share previously issued to Bankers Trust will be cancelled.



         In accordance with Statement of Financial Standards No. 4 "Reporting Gains and Losses From Extinguishment of Debt," any gain from the extinguishment of the debt owed to Bankers Trust, as measured by the difference between the reacquisition price and the net carrying amount of the extinguished debt, will be classified as an extraordinary item, net of related income tax affect.


         A copy of the Option Agreement is annexed to this Proxy Statement as Exhibit D and the summary of the terms thereof is qualified in its entirety by reference to the specific provisions of the Option Agreement.

         AGREEMENT WITH NOTEHOLDER GROUP


         The Noteholder Group was owed $1,210,000 in principal and unpaid interest pursuant to promissory notes due in June 1998. The Company did not have the capital resources to make that payment. Accordingly, the Company and the Noteholder Group entered into an agreement (the "Noteholder Agreement") pursuant to which, in satisfaction for such indebtedness, the Noteholder Group agreed to accept $110,000 in cash upon consummation of the Restructuring and $110,000 by June 24, 1999 with the balance of such debt, $990,000, converted into 73,461 shares of Series C Stock. Upon receipt of the stockholder approval of the Proposals 1 and 2, the Series C Stock will automatically convert into shares of Common Stock at the rate of ten shares of Common Stock for each share of Series C Stock or an aggregate of 734,610 shares of Common Stock (subject to adjustment under certain circumstances). If stockholder approval of Proposals 1 and 2 is not obtained by June 26, 1999, the Noteholder Group will have the option, for a period of 90 days thereafter, to require the Company to repurchase the shares of Series C Stock held by them at a price equivalent to their stated value of $10.00 per share.


         Holders of the Series C Stock will be entitled to receive dividends, when, as and if declared by the Company's Board of Directors, at a rate of 4% per annum, respectively. Holders of the Series C Preferred Stock have no voting rights. The Series C Stock has a liquidation preference of $10.00 per share. In addition to the foregoing, the Noteholder Group exchanged their existing warrants to purchase

534,783 shares of Common Stock at an exercise price of $2.73 per share for warrants to purchase 418,711 shares of Common Stock which are exercisable for a period of three years at an exercise price of $1.50 per share, subject to adjustment under certain circumstances.

         A copy of the Noteholder Agreement is annexed to this Proxy Statement as Exhibit E and the summary of the terms thereof is qualified in its entirety by reference to the specific provisions of the Noteholder Agreement.

         OTHER AGREEMENTS

         In addition to the foregoing, holders of outstanding warrants to purchase an aggregate of 118,126 shares of Common Stock at an exercise price of $2.69 per share (the "BlueStone Group") have exchanged these warrants for new warrants for the purchase of 381,818 shares at an exercise price of $1.50 per share, subject to adjustment under certain circumstances, exercisable until May 13, 2002. The Restructuring would have triggered anti-dilution provisions of these outstanding warrants resulting in such warrants representing the right to purchase at least 478,198 shares at an exercise price of approximately $.75 per share.

         Catalyst Financial Corp., an investment banking firm ("Catalyst"), advised the Purchasers with respect to the transaction. The Purchasers were party to a financial advisory agreement with Catalyst in connection with the financing for the Company, the obligations of which were assumed by the Company. As a result, the Company paid Catalyst a fee of approximately $118,000 (of which $100,000 has been paid and $18,000 is owing) and issued to Catalyst's designees warrants to purchase 141,360 shares of Common Stock at an exercise price of $.358 per share for a period of three years. In addition, the Company has entered into a two-year advisory agreement with Catalyst pursuant to which Catalyst is to be paid $5,000 per month. An affiliate of Catalyst also has a right of first refusal with respect to future financings by the Company and a right to receive a finders' fee under certain circumstances. This agreement was subsequently assigned to Capitalink L.C.

BACKGROUND OF THE RESTRUCTURING

         The Company provides comprehensive contract manufacturing and engineering services to original equipment manufacturers ("OEMs"). The Company initially provided design and engineering services to IBM's main frame computer development and manufacturing operations in New York's Hudson Valley ("IBM-Hudson Valley"). Over a 25-year period, the Company's relationship with IBM-Hudson Valley evolved to the point where by the mid-1980's the Company assembled, wired and tested a significant portion of the IBM-Hudson Valley main frame computers that were produced. IBM-Hudson Valley became the Company's principal customer, providing for over 90% of its revenues. Commencing in 1990, IBM-Hudson Valley's main frame sales began to decline due to the recession and the shift in technology to personal computer-based systems. In December 1992, IBM-Hudson Valley eliminated the use of substantially all main frame assembly vendors, including the Company. As a result, the Company had significant reductions in revenues and incurred substantial losses. Accordingly, during 1993 and 1994 the Company undertook a restructuring of its operations wherein it implemented a significant downsizing, re-engineered its operations and commenced intensive efforts to market its contract manufacturing services to other OEMs. While operating performance improved, the Company continued to be significantly leveraged through a credit facility and term loans with Poughkeepsie Savings Bank, which indebtedness was subsequently acquired by Bankers Trust.

         In order to raise additional capital, in December 1995 and February 1996, the Company sold an aggregate of $2,000,000 in principal amount of notes (the "Notes") to the Noteholder Group in a private placement. The proceeds of this private offering were used to purchase inventory and repay indebtedness. Interest on the Notes accrued at the rate of 10% per annum and was payable quarterly. The Notes were secured by a first lien on the Company's inventory and were due and payable upon consummation of the Company's initial public offering ("IPO"). In connection with the IPO, the Noteholders agreed that $900,000 of the principal amount of the Notes was to be paid upon consummation of the IPO and $1,100,000 was to be paid in June 1998. The Noteholder Group also received warrants to purchase 500,000 shares of the Company's Common Stock at an exercise price of $2.73 per share (the "Noteholder Warrants"). In addition, the investment banking firm that assisted the Company with the placement of the Notes received warrants to purchase 34,783 shares of the Company's Common Stock at an exercise price of $5.75 per share (subject to adjustment under certain circumstances).

         Although the Company filed a registration statement for the IPO in July 1996, the IPO process took significantly longer than expected. Therefore, in order to obtain interim financing, in August 1996, the Company sold an aggregate of $1,100,000 in aggregate principal amount of bridge notes (the "Bridge Notes") to the BlueStone Group in a private placement. The proceeds of this private offering were used to purchase inventory and repay indebtedness. The Bridge Notes were due at the earliest of January 31, 1997, the closing date of the IPO or upon the sale of the Company. The Bridge Notes were ultimately repaid upon consummation of the IPO. The BlueStone Group also received warrants to purchase an aggregate of 112,500 shares of Common Stock. In addition, the investment banking firm which assisted in the placement of the Bridge Notes received warrants to purchase 11,250 shares of Common Stock. The warrants issued to the BlueStone Group and the placement agent were exercisable at a price of $2.96 per share (subject to adjustment under certain circumstances).

         In May 1997, the Company consummated its IPO pursuant to which it received net proceeds of $3,889,000. From the net proceeds, the Company repaid the Bridge Notes in full and paid $900,000 in principal on the Notes leaving a principal balance due under the Notes of $1,100,000. The Company used the balance of the net proceeds to increase staffing, purchase materials and new equipment, as well as for sales and marketing, product development and working capital.

         The IPO process was a difficult and long process requiring significant amounts of time from management. The IPO took significantly longer than anticipated and generated less proceeds than expected. After the IPO, management turned its full time and attention back to positioning the Company for further growth.

         On December 19, 1997, the Company completed a refinancing of most of its indebtedness to Bankers Trust and secured a new credit facility with an increased borrowing limit with the Lenders. The Company's new revolving line of credit permitted borrowings of up to $8,750,000 (which amount was subsequently reduced to $4,500,000) at prime plus 1/2% and was to expire on December 19, 2002 (the "Line of Credit"). The Line of Credit is secured by a first lien on the Company's assets. The amount available for borrowing under the Line of Credit is determined pursuant to a formula based upon the Company's eligible accounts receivable, inventory, machinery and equipment. Approximately $3,800,000 of the Line of Credit was used to repay the existing revolving credit facility and machinery and equipment loan with Bankers Trust.

         Contemporaneously therewith, the Company entered into a three year term loan with Bankers Trust for $2,801,000 at an interest rate of 10%. The term loan is secured by a second lien on the Company's assets. The three year term loan replaces the existing mortgage payable notes to Bankers Trust.

         During the third quarter of the fiscal year ended June 26, 1998 ("Fiscal 1998"), the Company's sales began to be adversely affected by a reduction in orders by several customers, principally customers operating in the Asian markets. As a result, the Company was no longer in compliance with the covenants governing certain of its debt agreements and announced it was seeking additional financing.

         In March 1998, H.J. Meyers & Co., Inc., the underwriter of the Company's public offering ("H.J. Meyers"), was contacted and asked to attempt to locate a merger or acquisition candidate for the Company or investors who would be interested in providing capital to the Company. In March 1998, Friedland Associates contacted management of the Company and offered to effect a private placement of $1,000,000 for the Company. Management of the Company subsequently determined that the terms of proposed financing were not in the best interest of the Company and its stockholders.

         In April 1998, Philip Kamins, President of PMC Global, Inc. ("PMC"), along with a representative of H.J. Meyers, visited the Company for purposes of conducting preliminary due diligence and evaluating a potential strategic alliance. On May 5, 1998, the Company received a letter from PMC expressing an interest in continuing discussions with the Company. Based on these preliminary discussions, Gary Horne traveled to California to meet again with representatives of PMC. PMC continued with its due diligence through May 15, 1998. On May 18, 1998, management received word that PMC did not have the resources to pursue a strategic alliance with the Company.

         On May 4, 1998, a representative of Charter Technologies Group ("Charter") visited the Company. Charter appeared not to have the ability to move quickly with a proposed transaction and not interested in a transaction of the size the Company's situation warranted.

         Commencing in late March 1998 and through the middle of May 1998, the Company also had discussions with Carl Marks & Co. and Carl Marks Consulting Group, an affiliated entity (collectively, "Carl Marks"). This group indicated it could prepare a report indicating how the Company could improve efficiency and profitability. However, when the Company was unable to make the final payment required under an agreement with Carl Marks, Carl Marks terminated its relationship with the Company.


         On April 30, 1998, a representative of Catalyst and Peter C. Zachariou, a potential investor, visited the Company and met with management of the Company for purposes of evaluating a potential transaction. Late in May 1998, management received a proposal from Catalyst, on behalf of a group of private investors led by Mr. Zachariou and Cameron (the "Cameron Group"), about a potential investment, subject to the Company reaching certain agreements with PNC, Bankers Trust, the Noteholder Group and the BlueStone Group. Gary Horne signed the proposal, subject to Board approval, thereby enabling Catalyst and the Cameron Group to contact the Company's creditors and negotiate agreements.


         During April and May, while the Company explored opportunities with potential investors, the Company's financial position continued to deteriorate. The loan agreements with both PNC and Bankers Trust contain certain restrictive financial covenants. The Company was not in compliance with the covenants of both the PNC and Bankers Trust loan agreements.

         During this time, the Company entered into an agreement with PNC providing the Company with an additional $200,000 over-advance which was due on May 22, 1998. Without additional financing it was unlikely that on May 22, 1998 the Company would be able to repay the additional over-advance and meet all its current operating obligations. Moreover, the Company did not have the resources to repay the $1,100,000 in Notes held by the Noteholder Group, which were due in June 1998.

         Notwithstanding the discussions with the Cameron Group, on May 21, 1998, management selected bankruptcy counsel. On May 28, 1998, management met with bankruptcy counsel to discuss the Company's alternatives in the event bankruptcy protection became the Company's only option. Gary Horne personally advanced to bankruptcy counsel the required retainer fee on behalf of the Company. During late May and early June, the Company began to provide its bankruptcy counsel with the information necessary to file for bankruptcy protection should that become necessary.

         In early June, management reached a tentative oral agreement with the Cameron Group, which provided for an infusion of capital of $1,900,000 and agreements with several of the Company's creditors. However, the agreement with the Cameron Group was contingent upon the Company negotiating satisfactory agreements with PNC, Bankers Trust, the Noteholder Group and the BlueStone Group. On June 7, 1998, a meeting of the Board was conducted to evaluate the Company's alternatives and the proposal by the Cameron Group. Based on these discussions, the Board authorized Gary Horne to pursue negotiations with the Cameron Group. The Board also authorized Gary Horne to pursue obtaining from H.J. Meyers a fairness opinion with respect to the transaction.


         On June 11, 1998, the Board held another meeting of the Board to discuss the status of the negotiations. At this meeting, the Board also included a representative of H.J. Meyers who indicated that, based on a preliminary review, the proposed transaction with the Cameron Group was fair to the Company and its stockholders from a financial point of view. The Board considered the fact that no auction process was conducted with respect to a potential sale of the Company and that H.J. Meyers was not completely unrelated to the Company. However, the Board noted that it had received indications of value from other sources who had discussed possible investments in the Company over the last several months and that H.J. Meyers was most familiar with the Company and its situation. Based on such indications, the Board felt that the Restructuring proposed by the Cameron Group would provide the Company's stockholders with the opportunity to continue to participate in an entity which would benefit from an infusion of capital and restructuring of its debt and that the Restructuring was in the best interest of the Company and its stockholders. On June 22, 1998, the Board approved the Restructuring.

         Over the next several weeks, the Purchase Agreement, PNC Agreement, Option Agreement, Noteholder Agreement and other agreements in connection with the Restructuring were negotiated by and among the Company, the Cameron Group and the other parties thereto. On June 24, 1998, the Board of Directors held a meeting at which the Restructuring and the various agreements were authorized.



         The various agreements in connection with the Restructuring were executed on June 26, 1998 and the transactions contemplated thereunder were consummated on July 1, 1998 (other than an additional $548,000 in financing which was received by October 31, 1998, an additional $825,000 which was received by November 30, 1998 and up to an additional $1,500,000 which is expected to be received by March 31, 1999).



RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         Commencing the third quarter of Fiscal 1998, the Company's sales were adversely affected by a reduction in orders by several customers, principally those in the Asian market. As a result, the Company began experiencing cash flow problems and did not have sufficient capital to meet its current operating obligations. As a result of the Company's financial situation, the Company experienced difficulties maintaining existing and obtaining new credit relationships with its vendors and difficulties with existing and prospective customers. Without the Restructuring and the capital infusion it provided, it is likely that the Company would have sought bankruptcy protection. The Restructuring represents, in the Board's view, a critical element in providing the Company with a sufficient level of working capital.

         In addition to the foregoing, on June 3, 1998, the Company received notice from Nasdaq that the Company's Common Stock failed to maintain a closing bid price greater than or equal to $1.00 and failed to maintain the required minimum market value of the public float of $1,000,000. Both of these items were requirements for listing on The Nasdaq SmallCap Market. Management believed the Company would be in a better position to meet these requirements after the Restructuring and conversion of the Convertible Preferred Stock, provided Proposals 1 and 2 are approved by the Company's stockholders. Without the Restructuring, management believed it was more likely that the Common Stock would be delisted which would have a material adverse effect on the liquidity of the market for the Common Stock.

         A primary consideration of the Board was that the financial condition of the Company required a significant capital infusion to fund working capital and finance inventory, thereby increasing sales and restoring profitability. The Board considered the Company's deteriorating financial position and the need to seek bankruptcy protection if the Company did not receive a capital infusion. The Board considered the fact that despite significant efforts to raise capital through a strategic alliance or acquisition, no alternative source of financing was available to provide the Company with the capital it needed other than the Restructuring.

         The Company may require additional capital notwithstanding the money raised as part of the Restructuring. Management believes the Company will be in a better position to raise additional capital after the consummation of the Restructuring, although there can be no assurance that this will be the case. If the Proposals 1 and 2 (the Restructuring and Capital Amendment) are not approved, the Company will be forced to repurchase the shares of Convertible Preferred Stock. Should this occur, the Company will probably not have the resources to repurchase these shares. Moreover, even if the Company did have the capital to repurchase such shares, the Company would probably once again be in default of covenants under the PNC Agreement and the Option Agreement, would be unable to meet its current operating obligations and might be required to seek bankruptcy protection.


         In addition, the Board believes that the Company will benefit from the new management to be provided by the newly-appointed directors. Notwithstanding the dilutive effect of the Restructuring and the investors' ability to exercise a controlling influence on the Company, the Restructuring will still permit current stockholders to participate in any future growth and profitability of the Company and in its efforts to realize long-term value for stockholders.

         In arriving at its decision to approve the Restructuring, the Board considered each of the factors outlined above. On balance, each of the foregoing factors supported the determination of the Board to approve and to recommend that the Company's stockholders approve the Restructuring. However, the Company's Board of Directors found it impractical to, and therefore did not, quantify or otherwise assign specific or relative weights to the above factors in its consideration of the Restructuring, but, instead, considered the above factors in their totality.


         The capital infusion received from the issuance of the Series A Stock, Series B Stock, Series D Stock, Warrants and the additional available working capital as a result of the restructuring of certain of the Company's indebtedness enabled the Company to meet its immediate working capital needs. The Company may require additional capital to finance operations through its fiscal year ending June 25, 1999 ("Fiscal 1999"). Management may seek additional capital and believes the Company will be in a better position to obtain additional capital after the consummation of the Restructuring. There can be no assurance, however, that such assumption will prove to be correct or that additional financing will be available to the Company on favorable terms or otherwise. Neither the investors nor their affiliates are obligated to provide the Company with any additional financing.

         COMPLETION OF THE RESTRUCTURING IS CONTINGENT UPON APPROVAL BY STOCKHOLDER OF PROPOSALS 1 AND 2. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSALS TO APPROVE (1) THE RESTRUCTURING AND
(2) THE CAPITAL AMENDMENT.

OPINION OF FINANCIAL ADVISOR


         On June 11, 1998, the Board received an oral opinion, which was followed by a written opinion dated June 12, 1998, from H.J. Meyers that, as of such dates, the consideration paid to the Company in connection with the Initial Financing is fair to the Company and its stockholders from a financial point of view.


         THE FULL TEXT OF THE OPINION OF H.J. MEYERS DATED JUNE 11, 1998 IS ATTACHED AS EXHIBIT E TO THIS PROXY STATEMENT. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. THE H.J. MEYERS OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID BY THE PURCHASERS FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY OF THE COMPANY'S STOCKHOLDERS AS TO HOW SAID STOCKHOLDER SHOULD VOTE AT THE MEETING. THE SUMMARY OF THE OPINION OF H.J. MEYERS SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


         In rendering its opinion, H.J. Meyers (i) reviewed the summary agreement and term sheet dated June 11, 1998 between the Company and the Purchasers; (ii) reviewed certain other non-public financial information including financial forecasts for the Company furnished by the Company's management; (iii) participated in discussions with members of management of the Company concerning the financial condition, businesses, financial forecasts and prospects of the Company both with and without the infusion of new capital; (iv) performed analyses as it deemed appropriate in arriving at its opinion. H.J. Meyers also considered certain financial and stock market data regarding the Company. H.J. Meyers participated in discussions with the Company's management regarding the strategic aspects of the restructuring and considered such other information, financial studies, analyses and investigations and financial, economic, and market data as it deemed relevant.


         In connection with its review, H.J. Meyers assumed and relied without independent investigation or verification upon the accuracy, the completeness and authenticity of all of the financial and other information provided to it by the Company and relied upon the publicly available information reviewed by it. H.J. Meyers did not independently verify any of the foregoing information. H.J. Meyers did not make or obtain any independent evaluation or appraisal of any such assets, properties or facilities or any of the liabilities of the Company. With respect to financial forecasts provided to H.J. Meyers by management of the Company, H.J. Meyers assumed that they were recently prepared on a basis reflecting the best available estimates and judgments of management of the Company at the time of preparation as to the future performance of the Company. H.J. Meyers relied upon management of the Company as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and basis therefore). H.J. Meyers expresses no view as such financial forecasts or the assumptions on which they are based.

         In connection with rendering its opinion, H.J. Meyers considered a variety of valuation methods. The material evaluations methods used were (i) market capitalization or "multiple of book" and (ii) discounted cash flow analysis. These analyses taken together provide the basis for H.J. Meyers opinion.

         MARKET CAPITALIZATION OR "MULTIPLE OF BOOK" ANALYSIS. H.J. Meyers noted that the Company had a market capitalization of approximately $640,000. H.J. Meyers felt this extremely depressed value reflected the market's anticipation that the Company was on the verge of ceasing operations. H.J. Meyers noted that, without an infusion of capital, the Company would undoubtedly liquidate; in which case, the stockholders would have little value remaining. H.J. Meyers calculated that the value of the Company's stockholders securities would be approximately $700,000 assuming the Reorganization was approved.

         DISCOUNTED CASH FLOW ANALYSIS. H.J. Meyers also attempted to analyze the Company based on a discounted cash flow analysis of the projected financial performance of the Company. However, since it was clear that if the Company did not effect the Reorganization, it would liquidate, this analysis was difficult to do. For purposes of conducting this analysis for the Company, H.J. Meyers made several assumptions (including using a present value based on an average of cost of capital between 10% and 15%, the terminal value of the Company equaling six times operating income and June 1998 as the base year). Using this analysis, H.J. Meyers calculated a present value, post-Reorganization, for the Company of $14,000,000 of which the current stockholders will own 23%. Even if this value is discounted by 40% to remove any benefit from the tax net operating loss, H.J. Meyers determined that the transaction is still in the best interest of the existing stockholders.

         In preparing its opinion to the Company's Board of Directors, H.J. Meyers performed a variety of financial and comparative analyses, including those described above. This summary of such analyses does not purport to be a complete description of the analyses underlying H.J. Meyers opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such opinion is not readily susceptible to a summary description. In arriving at its opinion, H.J. Meyers did not attribute any particular weight to any analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor. H.J. Meyers believes that its analysis must be considered as a whole and that selecting portions of its analyses and other factors considered by it, without considering all analyses and factors, could create a misleading view of the process underlying its opinion. H.J. Meyers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and H.J. Meyers. Any estimates contained in H.J. Meyers' analysis are not necessarily indicative of actual values, which may be significantly more or less favorable as set forth therein. Estimates of the financial values of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold. Because such estimates are inherently subject to uncertainty, H.J. Meyers nor any other person is responsible for their accuracy.

         The Company's Board of Directors selected H.J. Meyers as its financial advisor because H.J. Meyers is a regionally recognized investment banking firm with experience in transactions similar to the Restructuring. In addition, H.J. Meyers was the underwriter of the IPO in 1997 and acted as a financial consultant to the Company from May, 1997 through May, 1998. As part of its investment banking business, H.J. Meyers was continually engaged in the evaluation of its business and their securities.

         H.J. Meyers received, upon consummation of the Restructuring, total fees of approximately $25,000 for acting as financial advisor to the Company and preparing its fairness opinion. In addition, the Company amended the terms of the 94,500 underwriters warrants currently held by H.J. Meyers to lower the exercise price thereof from $8.3375 per share to $1.50 per share. Finally, the Company agreed to provide H.J. Meyers with 10,000 shares of the Company's Common Stock.

         Management of the Company has learned that some time after July 1998 H.J. Meyers ceased operations. Management does not have any additional information.


VALUATION OF DERIVATIVE SECURITIES ISSUED


         The Company recognizes that the conversion rates for the Series A Stock, Series B Stock, Series D Stock and Series E Stock will result in the investors acquiring shares of Common Stock at less than the price at which the Common Stock is currently trading. Moreover, in connection with the Restructuring, the Company has issued warrants to purchase shares of the Company's Common Stock at an exercise price that is less than the price at which the Company's securities are currently trading. However, based on the Company's financial situation at the time these investments in the Company were made and the significant risk involved in the purchase of these securities, management believes that these securities were issued (or, with respect to the Series E Stock, will be issued) at fair value. Subsequent to the Restructuring, management obtained an independent appraisal of the securities that were issued. The appraisal indicates that the securities were issued at fair value. The Company's accounting treatment of this transaction reflects that valuation.



FEDERAL INCOME TAX CONSEQUENCES

         The Reorganization will not result in any Federal income tax consequences to either the Company or its stockholders.

DISSENTERS RIGHTS

         Under Delaware law, holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Restructuring.

SPECIAL CONSIDERATIONS

         The following factors, in addition to the information discussed elsewhere in this Proxy Statement, should be considered by stockholders in deciding whether to approve the Restructuring and the Purchase Agreement:

         RECENT LOSSES AND NEED FOR ADDITIONAL FINANCING


         The Company had net losses of $6,692,670 for Fiscal 1998 and net losses of $3,527,000 for the six months ended December 25, 1998. The Company continues to require additional capital to finance operations and expects this to continue through the year ended June 25, 1999 ("Fiscal 1999"). Management intends to seek additional capital and believes the Company will be in a better position to obtain additional capital after the consummation of the Restructuring. The investors have committed to fund the Company's working capital requirements through Fiscal 1999. In addition, management is attempting to re-negotiate a further reduction in the Company's obligations to Bankers Trust Company and an increase in the Company's revolving credit facility with PNC Bank.

         If Proposals 1 and 2 are not approved by the Company's stockholders by June 26, 1999, with respect to the Series A Stock and Series B Stock and by November 30, 1999, with respect to the Series D Stock, the investors shall have the option, for a period of 90 days thereafter, to require the Company to repurchase the shares of Series A Stock, Series B Stock and Series D Stock purchased by them. The Series A Stock and Series B Stock must be purchased at a price equivalent to the purchase price plus 12% per annum (prorated over the period that the shares are outstanding). The Series D Stock and Series E Stock must be purchased at a price equivalent to the stated value of $1,000 per share (subject to adjustment). Moreover, the holders of Series C Stock would have a similar option to require the Company to purchase their shares at a price equivalent to their stated value of $10 per share if Proposals 1 and 2 are not approved by June 26, 1999. Should this occur, the Company will probably be forced to seek additional financing in order to be able to repurchase the shares of Convertible Preferred Stock. There can be no assurance that the Company will be able to obtain additional financing, if required, on favorable terms or otherwise. Failure to obtain additional financing when, and if, required would have a material adverse effect on the Company.


         CONTROL BY PRINCIPAL STOCKHOLDERS


         Assuming the approval of the Restructuring and the Capital Amendment and conversion of the Convertible Preferred Stock, Peter Zachariou and Cameron beneficially own approximately 26.7% and 20.8% of the Company's Common Stock, respectively. Although there is no agreement between Mr. Zachariou and Cameron as to the voting of their shares, they will be able to exercise a significant influence over and voting together, control, decisions that may effect the Company's stockholders. In addition, Mr. Zachariou and Cameron, voting together will be able to effect certain transactions, including mergers, acquisition consolidations and sales of substantially all of the assets of the Company, without the consent of any of the Company's other stockholders subject to applicable laws.


         POTENTIAL LIMITATION ON USE OF THE COMPANY'S TAX LAWS CARRIED FORWARD

         As of June 26, 1998, the Company had a net operating loss carried forward of approximately $1,731,000 for federal income tax purposes. The Reorganization will result in a "change of control" for federal income tax purposes and limit the Company's ability to realize NOL's. The effect of such limitation could be material, depending on the value of the Company's outstanding stock immediately preceding the ownership change, the applicable federally prescribed rate used to determine the amount of the limitation and the Company's projected future taxable income.

         EFFECT OF OUTSTANDING CONVERTIBLE SECURITIES AND WARRANTS

         Assuming approval of the Restructuring and the Capital Amendment by the Company's stockholders, the Convertible Preferred Stock will become convertible into approximately 11,368,706 shares of the Company's common stock (based on the current market price for the Common Stock). The Company will then have warrants outstanding to purchase 5,254,571 shares of Common Stock, at exercise prices ranging from $.358 to $4.50, including the Warrants to purchase 4,000,000 shares of Common Stock at an exercise price of $.75 per share. The holders of the warrants are given the opportunity to profit from a rise in the market price of the Company's stock with a result in dilution in the interest of the other stockholders. Further, the terms by which the Company may obtain additional financing while the warrants are outstanding may be adversely affected by the existence of the warrants. The holders of the warrants may exercise at a time when the Company might be able to obtain additional capital through a new offering of Securities on terms more favorable then those provided in the warrants.

         REGISTRATION RIGHTS


         Pursuant to the Purchase Agreement and the Subscription Agreements, the Company has agreed to register the resale of the Registrable Securities. The Company filed a Registration Statement registering the re-sale of the Registrable Securities on February 1, 1999. Management expects the Registration Statement to be declared effective shortly after the meeting. If the investors were to sell a substantial portion of their Registrable Securities, such sales could adversely affect the market price of the Common Stock.

         NASDAQ DELISTING.

         The Company's shares of Common Stock were listed on The Nasdaq SmallCap Market. However, on February 23, 1999, the Company received notice from The Nasdaq Stock Market that the Nasdaq Listings Qualifications Panel determined to delist the Company's Common Stock from The Nasdaq Stock Market effective February 23, 1999. The Company failed to meet two requirements for continued listing on The Nasdaq SmallCap Market. The Company has requested a review of this decision by the Nasdaq Listing and Hearing Review Council. In the interim, the Common Stock is being quoted on the OTC Bulletin Board and management continues its efforts to reduce liabilities and increase stockholders' equity. Management hopes to be able to demonstrate compliance with The Nasdaq SmallCap Market maintenance requirements and have a plan for sustained compliance by the time this decision is reviewed by the Hearing Review Council. However, no assurance can be given that the Company will be able to achieve compliance or that the Nasdaq Hearing Review Council will agree to re-list the Company's Common Stock on The Nasdaq Stock Market.

         PACIFIC EXCHANGE DELISTING


         The Company's shares of Common Stock are listed on the Pacific Exchange. However, on December 2, 1998, the Company received a letter from the Pacific Exchange indicating that the Equity Listing Committee had voted unanimously in favor of delisting the Common Stock. The Common Stock was suspended from trading on December 2, 1998. On December 7, 1998, the Company responded with a request for a hearing and an answer to the letter from the Pacific Exchange. On December 10, 1998, the Company received a letter from the Pacific Exchange indicating that a panel was going to be gathered to consider the Company's situation. A panel has been chosen; however, a hearing date has not been set. Until such date, while the Common Stock has not been delisted, the Common Stock will remain suspended from trading. The Company's position may not be deemed to warrant continued listing by the Pacific Exchange in which case the Pacific Exchange may delist the Company's Common Stock from the Pacific Exchange. No assurance can be given that the Company's shares of Common Stock will continue to be listed on the Pacific Exchange. Delisting of the Common Stock from the Pacific Exchange would likely have a material adverse effect on the liquidity of the market for the Common Stock and the Company.



VOTE REQUIRED

         The approval of the Restructuring is not required under Delaware law, however, the Restructuring requires stockholder approval under the rules of the Nasdaq. Thus, the affirmative vote of the holders of the majority of shares of Common Stock present and entitled to vote at the Meeting is required to approve the Restructuring. In accordance with Nasdaq rules, the Shares purchased by Mr. Zachariou will not vote on this matter.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE RESTRUCTURING.

                                   PROPOSAL 2

                    AMENDMENT OF THE CERTIFICATE TO INCREASE
                   THE AUTHORIZED SHARES OF COMMON STOCK FROM
                     10,000,000 SHARES TO 50,000,000 SHARES

         The Board of Directors of the Company has approved and recommends that the stockholders of the Company approve an amendment to the Company's Certificate of Incorporation for the purpose of increasing the number of its authorized shares of Common Stock from 10,000,000 shares to 50,000,000 shares. The Capital Amendment will be accomplished by amending the Company's Certificate of Incorporation.


         Upon approval of Proposal 1 and this Proposal, the Company will issue 7,571,686 shares of Common Stock as a result of the automatic conversion of the Series A Stock, Series B Stock and Series C Stock. At the same, holders of Series D Stock and Series E Stock may convert their shares into approximately 3,797,020 shares of Common Stock (based on the current market price of the Common Stock). The additional authorized but unissued shares of Common Stock not issued to the investors could be used for any proper corporate purpose, including acquisitions, raising of additional equity capital, stock dividends or upon the exercise of stock options. The Company's stockholders do not have preemptive rights to subscribe for or purchase any of the additional shares of Common Stock to be authorized. The future issuance of additional shares of Common Stock on other than a pro rata basis may dilute the ownership of the current stockholders, as well as their proportionate voting rights.

         If the proposed amendment to the Company's Certificate of Incorporation is adopted, no further approval of the stockholders would be required for the issuance of shares of Common Stock as authorized by the amendment and, absent any legal or Nasdaq requirements, it is not contemplated that further approval of the stockholders would be sought for issuance of any shares authorized by the Capital Amendment. Except as set forth herein in connection with the Restructuring, the Company presently has no other plans to issue any shares of Common Stock which would be authorized hereby.


         The approval of the proposed amendment could make it more difficult to acquire control of the Company and thereby discourage attempts to do so, even though the Company's stockholders may deem such an acquisition desirable. Issuance of the additional shares of Common Stock could dilute the ownership interest and voting power of the Company's stockholders who may seek control of the Company. The shares of Common Stock could be issued in a private placement to one or more organizations sympathetic to the Company and opposed to any take-over bid, or under other circumstances that could make it more difficult and thereby discourage attempts to acquire control of the Company. To the extent that it impedes any such attempts, the amendment may serve to perpetuate the Company's management.

         Although the Company has from time to time considered the issuance of additional Common Stock in connection with a strategic alliance or acquisition, except as described herein, the Company has no present plans, agreements or arrangements for the issuance of the additional shares of Common Stock in excess of the number of such shares presently authorized in connection with any particular transaction. The Company does not anticipate soliciting the vote of its stockholders to authorize the issuance of the additional shares of the Common Stock unless otherwise required under Delaware law, the Company's Certificate of Incorporation or its ByLaws or Nasdaq rules.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE CAPITAL AMENDMENT.

                                   PROPOSAL 3

                              ELECTION OF DIRECTORS

         Five directors are to be elected at the Meeting to serve until the next Annual Meeting of the Company's stockholders and until their respective successors shall have been elected and shall have qualified or until their earlier resignation, removal from office or death.

NOMINEES

         The following table sets forth the names, ages and positions held with respect to the Company's directors and executive officers:

NAME                       AGE   POSITION                 YEAR FIRST ELECTED DIRECTOR
----                       ---   --------                 ---------------------------
Jay H. Solomont (2)        42    Chairman of the Board                 1998
                                   and Director
Peter Zachariou (1)        37    President and Director                1998
Robert W. Lichtman         69    Chief Operating Officer
Mark Karasick              49    Director                              1998
Thomas J. Lenagh (1)(2)    73    Director                              1997
Jan  M. Winston (1)(2)     62    Director                              1997
Kevin E. Homon             43    Secretary and Controller

(1) - Member of Compensation Committee
(2) - Member of the Audit Committee

         JAY H. SOLOMONT became a director of the Company in June 1998 upon consummation of the Restructuring. Mr. Solomont has been a private investor for at least the past five years. Prior to that, Mr. Solomont held various executive and general management positions with A/D/S Group, one of the premier nursing home companies in the northeast region of the United States, until this company was sold to the multi-care group for approximately US $100,000,000. Mr. Solomont, along with his brothers, continues to own a group of assisted living facilities. Mr. Solomont's private investments include, but are not limited to, part ownership of a decorative art factory in the United States, ownership of several real estate properties in the United States and, along with his partners, ownership of the exclusive rights to develop IMAX Theaters in Israel.


         PETER C. ZACHARIOU became President and a director of the Company in June 1998 upon consummation of the Restructuring. Mr. Zachariou has also held various positions with JR Consulting, Inc., a company with a class of securities traded on the OTC Bulletin Board /registered trademark/; most recently Mr. Zachariou serves as the Chairman of the Board, President and Treasurer. For at least the preceding five years, Mr. Zachariou has been a private investor.

         ROBERT W. LICHTMAN has been acting as the Company's Chief Operating Officer since July 1998 pursuant to an agreement with Getzler & Co., Inc., a management consulting firm ("Getzler"). Mr. Lichtman is also a Senior Vice President of Getzler, and has been for over five years.


         MARK KARASICK became a director of the Company in June 1998 upon consummation of the Restructuring. Mr. Karasick has been a private investor and syndicator, primarily in the real estate area, for at least the past five years. Mr. Karasick was initially involved ten years ago as a developer in Orange and Dutchess counties in New York. When the market declined, Mr. Karasick represented a number of individuals and entities on working out their troubled loans with their lenders and in managing their properties on an interim basis. During the past four years, Mr. Karasick has entered the real estate market as a principal and syndicator acquiring properties or mortgages, primarily office buildings in midtown Manhattan.

         THOMAS H. LENAGH has been a director of the Company since September 1997. Mr. Lenagh was the Chairman and Chief Executive Officer of Greiner Engineering from 1984 to 1986. He also served as the Chairman of the Executive Committee of SCI Systems, Inc., from 1985 to 1994. Mr. Lenagh, an independent financial advisor since 1984, has also served in financial management positions of the Aspen Institute and the Ford Foundation as well as on the Board of Directors of several corporations.

         JAN M. WINSTON has been a director of the Company since September 1997. Mr. Winston was employed by the IBM Corporation from 1963 to 1997. He has held executive and general management positions in computer development, marketing and finance. He has extensive experience in developing and marketing minicomputers, personal computers and software and frequently represented IBM in external negotiations. Mr. Winston was one of six senior managers who launched IBM's personal computer activity in the early 1980's. Most recently, he lead IBM activities in the development and sales of speech recognition systems.


         KEVIN E. HOMON has been the Company's Controller since July 1997 and Secretary since July 1998. Prior to joining the Company, Mr. Homon was Controller of York Hunter, Inc., a large construction management firm, from 1986 to 1997.

         Peter C. Zachariou became an officer and director of the Company as part of the Restructuring. Mark Karasick and Jay Solomont were also appointed to the Board of Directors upon consummation the Restructuring. Robert Lichtman became Chief Operating Officer shortly after the Restructuring. Stanley Zuk and Gregory Horne resigned as executives officers and directors of the Company upon consummation of the Restructuring; however, they continue to be employees of the Company. After the Restructuring, Mr. Gary Horne continued to serve as Chairman of the Board and a Chief Executive Officer of the Company; however, Mr. Horne subsequently resigned on November 5, 1998.



         In connection with the IPO, the Company granted H.J. Meyers the right, for a period of three years from May 13, 1997, to designate an observer to the Company's Board of Directors, which individual may be a director, officer, employee or affiliate of H.J. Meyers.

         The Company's compensation to non-employee directors consists of a fee of $1,000 per meeting of the Board of Directors and to provide non-employee directors with annual grants of stock options under the Company's 1996 Stock Option Plan (the "1996 Plan") to purchase 7,500 shares of Common Stock that will be vested at the end of each full year of service.

         The following table sets forth the persons nominated as directors:

NAME                       AGE   POSITION                        YEAR FIRST ELECTED
----                       ---   --------                        ------------------

Jay H. Solomont (2)        42    Chairman of the Board                 1998
                                   and Director
Peter C. Zachariou (1)     37    President and Director                1998
Mark Karasick              49    Director                              1998
Thomas J. Lenagh (1)(2)    73    Director                              1997
Jan  M. Winston (1)(2)     62    Director                              1997

(1) - Member of Compensation Committee
(2) - Member of the Audit Committee


         Our directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or their earlier resignation, removal from office or death. Our officers are elected annually by the Board of Directors and serve at the direction of the Board.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and holders of more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, with respect to Fiscal 1998, its executive officers, directors and greater than 10% beneficial owners complied with all such filing requirements, with three exceptions. Mark Karasick became a director of the Company in June 1998. Kevin Homon became an officer of the Company in July 1998. Robert Lichtman became an officer of the Company in June 1998. The Form 3's for each of these individuals were not filed timely.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During Fiscal 1998, the Board of Directors held 11 formal meetings and took actions by written consent on four occasions. During Fiscal 1998, no director attended fewer than 75% of the number of meetings of the Board of Directors held during the period such director served on the Board.

         The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee. Both Committees were formed during the fiscal year ended June 27, 1997 ("Fiscal 1997") following consummation of the IPO.


         The Audit Committee is presently comprised of Jay H. Solomont, Thomas
J. Lenagh and Jan M. Winston. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent certified public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing matters, and reporting its recommendations and findings to the full Board of Directors. During Fiscal 1998, the Audit Committee held two formal meetings and did not take any actions by written consent.

         The Compensation Committee is presently comprised of Peter C. Zachariou, Thomas J. Lenagh and Jan M. Winston. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the 1996 Stock Option Plan (the "1996 Plan"). During Fiscal 1998, the Compensation Committee held no formal meetings and did not take any actions by written consent.


         THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table provides information with respect to the compensation paid or accrued by the Company and all its subsidiaries to the Company's Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer (collectively, the "Named Executive Officers") in all their capacities for the Fiscal 1998 and Fiscal 1997. No other executive officer of the Company received salary and bonus compensation in Fiscal 1998 and Fiscal 1997 in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG TERM
                                                                                                     COMPENSATION
                                            ANNUAL COMPENSATION                                         AWARDS
                                     -----------------------------------                          --------------------
                                                                                                        SHARES
             NAME AND                                                         OTHER ANNUAL            UNDERLYING
        PRINCIPLE POSITION            YEAR        SALARY        BONUS       COMPENSATION (1)          OPTIONS (#)
        ------------------            ----        ------        -----       ----------------          -----------
Peter C. Zachariou(2)                 1998             $0        $0                $0                      0
President                             1997             $0        $0                $0                      0

Gary D. Horne(3)                      1998       $132,534        $0                $0                      0
Chairman and Chief Executive          1997       $139,150        $0                $0                      0
Officer

Stanley F. Zuk(4)                     1998       $119,380        $0                $0                      0
President and Chief Operating         1997       $138,400        $0                $0                      0
Officer

-------------------------
(1) The table does not include amounts for personal benefits extended to Mr. Horne and Mr. Zuk by the Company, such as health or life insurance. The Company believes that the incremental cost of such benefits to Mr. Horne or Mr. Zuk during Fiscal 1998 and Fiscal 1997 did not exceed the lesser of $50,000 or 10% of his total annual salary and bonuses.

(2) Mr. Zachariou became President of the Company effective June 26, 1998. On July 24, 1998, the Board agreed to compensate Mr. Zachariou in the amount of $7,000 per month. However, to date, compensation to Mr. Zachariou has not been paid and is accruing. No compensation was paid or accrued in Fiscal 1998 or Fiscal 1997.

(3) Mr. Horne resigned as Chairman of the Board and Chief Executive Officer on November 5, 1998. Mr. Horne continues to be employed by the Company as Vice President of Engineering.

(4) Mr. Zuk resigned from his position as President and Chief Operating Officer effective June 26, 1998. Mr. Zuk continues to be employed by the Company as Vice President of Manufacturing.


EXECUTIVE EMPLOYMENT AGREEMENTS

         Effective December 1, 1996, the Company entered into three-year employment agreements with each of Gary D. Horne, the Company's Chairman and Chief Executive Officer, and Stanley F. Zuk, the Company's President and Chief Operating Officer. The terms of the employment agreements will automatically be extended for successive one year terms unless the Company or the executive officer gives written notices to the other at least 90 days prior to the then-scheduled expiration date. The employment agreements provide for annual salaries initially set at $160,000 and $140,000 (subject to annual cost-of-living adjustments) for Messrs. Horne and Zuk, respectively. However, in connection with the Restructuring, the employment agreements for Messrs. Horne and Zuk were amended to reduce their salaries by 50% until the earlier of (a) the conversion of the Series A Stock, Series B Stock and Series C Stock have been converted or (b) the Company has three consecutive profitable months.

         Each employment agreement provides that the executive officer who is a party thereto (the "Executive Officer") will continue to receive his salary for a period of 12 months after termination of employment, if his employment is terminated by the Company for any reason other than Cause (as defined in the employment agreement), including death or disability (with such severance payable in a lump sum in the case of death). The term Cause is defined in the employment agreement to mean (a) an Executive Officer's act or omission which constitutes a willful and material breach of the employment agreement which is not cured within 30 days after the Executive Officer's receipt of notice of such breach, (b) an Executive officer's embezzlement or misappropriation of the Company's assets for property or (c) an Executive Officer's conviction for a criminal act that is a felony. Each employment agreement also prohibits the Executive Officer from directly or indirectly competing with the Company for one year after termination for any reason except Cause.

         On July 24, 1998, the Board voted (with Mr. Zachariou abstaining) on and approved a compensation package for Mr. Zachariou, which includes a compensation payment of $7,000 per month.

         The Company has obtained key man insurance in the amount of $1,000,000 on the lives of each of Messrs. Horne and Zuk.


         Effective June 29, 1998, the Company entered into an agreement with Getzler & Co., Inc. ("Getzler") with respect to the services of Robert W Lichtman as Chief Operating Officer of the Company. Pursuant to the one-year agreement, Getzler will be paid $200,000 per annum payable monthly in advance on the first day of every month. In addition, as additional compensation for the services to be provided, the Company issued 150,000 shares of the Company's Common Stock to Getzler and/or its designees. Notwithstanding the foregoing, Getzler has a right to require Peter Zachariou, individually, to purchase the shares owned by Getzler at $1.25 per share, and Peter Zachariou has a call with respect to the shares at $1.50 per share. In addition to the foregoing, Getzler purchased 100,000 shares of the Company's Common Stock at a purchase price of $.352 per share. Getzler will also be reimbursed for all reasonable expenses.



         Effective November 5, 1998, Mr. Horne resigned from his positions as Chairman of the Board and Chief Executive Officer of the Company. Mr. Horne continues to be an employee of the Company.

OPTIONS GRANTS IN LAST FISCAL YEAR

         Under the 1996 Plan, 60,000 shares of Common Stock are reserved for issuance upon exercise of the options. The 1996 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees, consultants and independent contractors of the Company. There were no grants of stock options made during Fiscal 1998 to the Company's named Executive Officers.

STOCK OPTIONS HELD AT END OF FISCAL 1997

         No stock options are held by the Company's Named Executive Officers as of June 26, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ADVANCES FROM STOCKHOLDER


         In order to assist the Company with meeting its working capital needs, Gary D. Horne has periodically advanced funds to the Company. Such advances, including interest at the rate of 8% per annum, aggregated approximately $659,000 at June 27, 1997 and $82,000 at June 26, 1998. Such advances are unsecured. The $659,000 in advances are payable as follows: interest only commencing January 1, 1998; principal plus interest payable monthly commencing January 1, 2001 with the entire balance due January 1, 2003. The $82,000 in advances outstanding at June 26, 1998 are repayable as follows: principal and interest payments of $10,000 are payable monthly commencing July 15, 1998 and until the month after the Company has three consecutive quarters of profitability (i.e. has income before income taxes as opposed to a loss before income taxes); thereafter, the balance of the principle sum and interest due under the note shall be payable in equal monthly installments over a three year period. The Company is currently in default with respect to these obligations.


TRANSACTIONS WITH NETCOMP, INC.

         The Company purchases computers, computer supplies and services from Netcomp, which operates the ComputerLand franchise in Poughkeepsie, New York. Netcomp is owned by Gary D. Horne and Stanley F. Zuk. Purchases from Netcomp aggregated approximately $134,000 and $135,000 during Fiscal 1998 and Fiscal 1997, respectively.

APPROVAL OF AFFILIATED TRANSACTIONS

         All transactions between the Company and its directors, executive officers and principal stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and have been and will be approved by a majority of the independent outside directors of the Company.

                                   PROPOSAL 4

                       AMENDMENT OF 1996 STOCK OPTION PLAN


         The Board of Directors of the Company has amended, subject to stockholder approval, the 1996 Plan to increase the number of shares of Common Stock authorized for issuance under the 1996 Plan by 290,000 shares from 60,000 shares to 350,000 shares of Common Stock.


1996 PLAN DESCRIPTION

         The statements in this Proxy Statement concerning the terms and provisions of the 1996 Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 1996 Plan, which is attached as Exhibit F to this Proxy Statement

         The purpose of the 1996 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent persons as employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         The 1996 Plan was effective as of June 25, 1996, and unless sooner terminated by the Board of Directors of the Company in accordance with the terms thereof, shall terminate on June 25, 2006. Certain employees, who are selected by the stock option committee, or if there is no stock option committee by the Board of Directors, may participate in the 1996 Plan; however, no incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" or "Internal Revenue Code") shall be granted to a consultant who is not also an employee of the Company.

         The 1996 Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase Common Stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Nonqualified Stock Option is an option to purchase Common Stock that meets certain requirements in the Plans but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to herein as "Options."

         The number of shares of Common Stock that may be issued pursuant to Options granted under the 1996 Plan is presently 60,000, and if this proposal is approved by the Stockholders, will be increased to 350,000. If any Option granted pursuant to the 1996 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 1996 plan. The shares acquired upon exercise of Options granted under the 1996 Plan will be authorized and unissued shares of Common Stock. The Company's Stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 1996 Plan.

         The 1996 Plan is administered by a committee of two or more directors (the "Committee") or, if a Committee is not designated by the Board of Directors, by the Board of Directors as a whole. The Board has authorized the Compensation Committee to administer the 1996 Plan. The Committee has the right to determine, among other things, the persons to whom Options are granted, the number of shares of Common Stock subject to Options, the exercise price of Options and the term thereof.

      All employees of the Company, including officers and directors and consultants to the Company, are eligible to receive grants of Options under the 1996 Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Company or any of its subsidiaries. Upon receiving grants of Options, each holder of the Options (the "Optionee") shall enter into an option agreement with the Company which contains the terms and conditions deemed necessary by the Committee.

TERMS AND CONDITIONS OF OPTIONS

      OPTION PRICE

      For any Option granted under the 1996 Plan, the option price per share of Common Stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any Incentive Stock Option may not be less than the Fair Market Value (defined below) of the Common Stock on the date such Incentive Stock Option is granted. On October 30, 1998, the closing price of the Company's Common Stock as reported by the Nasdaq SmallCap Market was $0.688 per share.

      Under the 1996 Plan, the "Fair Market Value" is the closing price of shares on the business day immediately preceding the date of grant; however, if the shares are not publicly traded, then the Fair Market Value will be as the Committee shall in its sole and absolute discretion determine in a fair and uniform manner. The closing price of the share on any business day under the 1996 Plan is (i) if the shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of shares on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the shares are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of shares on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the shares on at least five of the ten preceding days.

      EXERCISE OF OPTIONS

      Each Option is exercisable in such amounts, at such intervals and upon such terms as the Committee may determine; however, Incentive Stock Options must vest in three annual installments commencing one year from the date of grant. In no event may an Option be exercisable after ten years from the date of grant. Unless otherwise provided in an Option, each outstanding Option may, in the sole discretion of the Committee, become immediately fully exercisable (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that Stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;
(ii) if the Stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless such plan is subsequently abandoned); or (iii) if the Stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned). The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option. Options granted to the officers and directors under the 1996 Plan may not be exercised unless otherwise expressly provided in any Option, until six months following the date of grant and if and only if the Optionee is in the employ of the Company on such date.

      Unless further limited by the Committee in any Option, shares of Common Stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check, by money order, with already owned shares of Common Stock, or a combination of the above. The Committee, in its sole discretion, may accept a personal check in full or partial payment. If paid in whole or in part with shares of already owned Common Stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. Proceeds from the sale of Common Stock pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Under the 1996 Plan, the Company may also lend money to an Optionee to exercise all or a portion of an Option granted under the 1996 Plan. If the exercise price is paid in whole or in part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker,
(ii) be collateralized by the pledge of shares purchased by Optionee upon exercise of such Option, (iii) bears interest at a rate of interest no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

      NONTRANSFERABILITY

         Options granted under the 1996 Plan are not transferable by an Optionee other than by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.

      TERMINATION OF OPTIONS

      The expiration date of an Option is determined by the Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an Option be exercisable after ten years from the date it is granted.

      The 1996 P1an provides that if an Optionee's employment is terminated for any reason other than for cause, an improper termination, mental or physical disability or death, then the unexercised portion of the Optionee's Options shall terminate three months after the such termination. If an Optionee's employment is terminated for cause or if there is an improper termination of Optionee's employment, the unexercised portion of the Optionee's Options shall terminate immediately upon such termination. If an Optionee's employment is terminated by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options shall terminate 12 months after such termination. If an Optionee's employment is terminated by reason of the Optionee's death, the unexercised portion of the Optionee's Options shall terminate 12 months after the Optionee's death.

      The Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an Option becoming fully exercisable, cancel any Option that remains unexercised on such date. Such notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after Stockholder approval of such corporate transaction.

OUTSTANDING OPTIONS

         As of the Record Date, Options to purchase a total of 50,000 shares of Common Stock had been granted pursuant to the 1996 Plan, none of which have been exercised and 50,000 of which are outstanding (of which none Options are exercisable). Outstanding Options, which are held by approximately 3 persons, are exercisable at $.50 per share.

FEDERAL INCOME TAX EFFECTS

      The 1996 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

INCENTIVE STOCK OPTIONS

      Incentive Stock Options are "incentive stock options" as defined in
Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercise of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

      The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an item of adjustment included in the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an item of adjustment for such other year.

      If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for such year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

      In general, if, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such Optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

      An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

NONQUALIFIED STOCK OPTIONS

     An Optionee granted a Nonqualified Stock Option under the 1996 Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

     If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.

     The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Optionees or to the Company, or to describe tax consequences based on particular circumstances. It is based on Federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                   PROPOSAL 5

                          RATIFICATION OF SELECTION OF
                                    AUDITORS


         The firm of Deloitte & Touche LLP, auditors, served as the Company's independent certified public accountants for Fiscal 1998. The Board of Directors has selected Deloitte & Touche LLP as the Company's auditors for the fiscal year ending June 25, 1999. One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from Stockholders.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares covered thereby in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment or postponement thereof.

                              STOCKHOLDER PROPOSALS


         Any proposals of stockholders to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than October 31, 1999, for inclusion in the Company's proxy statement relating to such meeting, subject to the rules and regulations of the Commission.

                                             By Order Of The Board Of Directors,

                                             Kevin Homon
                                             SECRETARY


Poughkeepsie, New York
March 2, 1999

                                 ASD GROUP, INC.
                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 15, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 ASD GROUP, INC.

         The undersigned hereby appoints Peter C. Zachariou as proxy, with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $.01 par value per share, of ASD Group, Inc. (the "Company") held of record by the undersigned on February 19, 1999 at the Annual Meeting of Stockholders to be held on March 15, 1999 or any adjournment or adjournments thereof.

PROPOSAL 1.       Approval of the terms of a financial restructuring pursuant to which the Company restructured certain of its indebtedness and obtained a capital infusion pursuant to (i) the Securities
                  Purchase Agreement dated June 26, 1998 by and among the Company, the parties listed on Schedule 1 to the Purchase
                  Agreement, and Gary D. Horne; (ii) Subscription Agreements entered into with three investors in November 1998;"), and
                  (iii) Subscription Agreements expected to be entered into on or before March 31, 1999.

                  FOR  [_]           AGAINST  [_]              ABSTAIN  [_]

PROPOSAL 2.       Approval of proposal to amend the Company's Certificate of
                  Incorporation to increase the authorized shares of Common
                  Stock from 10,000,000 shares to 50,000,000 shares.

                  FOR  [_]           AGAINST  [_]              ABSTAIN  [_]

PROPOSAL 3.       Election of five directors to the Company's Board of Directors for the ensuing year.

[_] FOR ALL THE NOMINEES LISTED BELOW     [_] WITHHOLD AUTHORITY (except as
                                          marked to the contrary below) TO VOTE
                                          FOR ALL NOMINEES LISTED BELOW.

Jay H. Solomont, Peter C. Zachariou, Mark Karasick, Thomas J. Lenagh and Jan M. Winston

(INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)

--------------------------------------------------------------------------------

PROPOSAL 4.       Approval of the proposal to amend the Company's 1996 Stock
                  Option Plan to increase the number of shares of the Company's
                  Common Stock reserved for issuance thereunder from 60,000 shares to 350,000 shares.

PROPOSAL 5.       To ratify the selection of Deloitte & Touche LLP as the
                  Company's auditors for the fiscal year ending June 25, 1999.

                  FOR  [_]           AGAINST  [_]              ABSTAIN  [_]

         In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2, 4 and 5 and for all nominees to the Board of Directors.

                                        Dated: ___________________, 1999


                                        ________________________________________
                                                       (Signature)

                                        ________________________________________
                                                       (Signature)

                                        PLEASE SIGN HERE

                                        Please date this Proxy and sign your
                                        name exactly as it appears hereon.

                                        Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

      PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                       2